                     _____________________________________


                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                            _______________________

                                   FORM 8-K

                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                            _______________________

      Date of Report (Date of earliest event reported):    March 31, 1998


                                  ACSYS, INC.
              (Exact name of Registrant as specified in charter)



          Georgia                        000-23711          58-229917
(State or other Jurisdiction   (Commission File Number)     (I.R.S. Employer
            of Incorporation)                             Identification Number)




                                 ACSYS, INC.,
                        2000 Pennsylvania Avenue, N.W.,
               Suite 7650,Washington, D.C.                20006
              (Address of principal executive offices)  (Zip Code)

                                (202) 872-0303
             (Registrant's Telephone Number, including Area Code)

                                      N/A
              ---------------------------------------------------
         (Former name or former address, if changed since last report)

                     _____________________________________

ITEM 5.  OTHER EVENTS.

     On April 1, 1998, Acsys, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement"), which provides, among other things, for the acquisition of ICON Search and Consulting, Inc. in a stock-for-stock merger transaction (the "Merger"), which the parties intend to qualify as a "pooling of interests" for accounting purposes and to qualify as a tax-free reorganization. Under terms of the Merger Agreement, ICON shareholders will receive shares of the Company's common stock for all the equity interest of ICON. The number of the Company's shares to be issued is subject to adjustment based upon the average closing price of the Company's stock during a 15-trading day measuring period ending before closing. Under certain circumstances, either the Company or ICON may terminate the transaction. The transaction is expected to close during the second calendar quarter of 1998. The transaction is subject to the approval of the Company's shareholders and certain other conditions.

     On March 31, 1998, the Company entered into an Agreement and Plan of Merger pursuant to which it acquired TGS Resource Group, Inc. d/b/a Don Richard Associates of Richmond (the "Don Richard Merger"). Terms of the transaction were not disclosed.

     A copy of the press releases relating to the above transactions are being filed as Exhibits 99.1 and 99.2 to this report and are incorporated herein by reference.


Item 7.  Financial Statements and Exhibits

  (c) Exhibits

    99.1    Press Release dated April 1, 1998 relating to the ICON Merger.

    99.2    Press Release dated March 31, 1998 relating to the Don Richard
Merger.

                                   SIGNATURE


Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           ACSYS, INC.

                                           By:  /s/ Timothy Mann, Jr.
                                                --------------------------
                                                Timothy Mann, Jr.
                                                Chief Executive Officer


Date:  April 8, 1998

                                 Exhibit Index


    99.1    Press Release dated April, 1, 1998 relating to the ICON Merger.

    99.2    Press Release dated March 31, 1998 relating to the Don Richard
            Merger.